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EXHIBIT 10.3

STOCK OPTION AGREEMENT
UNDER 2002 STOCK OPTION PLAN

        AGREEMENT, made as of the 6th day of May, 2003, by and between Midway Games Inc., a Delaware corporation, with its principal executive offices at 2704 West Roscoe Street, Chicago, Illinois 60618 ("the Corporation"), and David Zucker, residing at    Illinois ("Optionee").

W I T N E S S E T H:

        WHEREAS, Optionee, who has not previously been employed by the Corporation, is accepting an offer of employment to serve the Corporation as its President and Chief Executive Officer; and

        WHEREAS, on May 6, 2003 Optionee and the Corporation entered into an Executive Employment Agreement (the "Employment Agreement") that, among other matters, requires the Corporation to grant the options provided for in this Agreement and in a separate Stock Option Agreement of even date herewith.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as a material inducement to Optionee's entering into the Employment Agreement the Corporation is hereby granting to Optionee an option to purchase common stock of the Corporation, par value $.01 per share ("Common Stock") on the following terms and conditions:

        1.    Option.    The Corporation hereby grants to Optionee an option (the "Option") pursuant to the Corporation's 2002 Stock Option Plan (the "Plan") to purchase, at any time prior to 5:00 p.m. on May 5, 2013, up to Five Hundred Thousand (500,000) fully paid and non-assessable shares of Common Stock (the "Shares") at a price of $3.57 per share. Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as a non-qualified stock option.

        2.    Vesting.    (a) Subject to paragraph 4 hereof, the Option may be exercised for up to 375,000 Shares on or after the first anniversary of the date hereof, for up to an additional 93,750 Shares on or after August 1, 2004, and for the remaining 31,250 Shares on or after November 1, 2004.

          (b)   In the event that the Corporation shall terminate the Employment Agreement without "cause", as such term is defined in the Employment Agreement, or Optionee shall resign for "good reason" under clauses (i), (ii) or (iii) of Section 14.4 of the Employment Agreement, within the first year after the Commencement Date of the Employment Agreement, the Option shall immediately become exercisable with respect to 150,000 of the Shares.

          (c)   In the event of the occurrence of a Change of Control, as provided in Section 15 of the Employment Agreement, the Option shall immediately become vested and fully exercisable.

        3.    Exercise of Option.    Optionee may exercise the Option in whole or in part (but not as to fractional shares), to the extent vested, by delivering to the Corporation a written notice of exercise in the form attached hereto as Exhibit 1, together with payment of the exercise price for the Shares to be purchased and any taxes required to be paid upon exercise. As soon as practicable thereafter, but in no event later than 30 days, the Corporation shall cause to be delivered to or at the order of Optionee certificates evidencing the Shares purchased.

        4.    Option Conditioned on Continued Service.    If the services of Optionee to the Corporation shall be terminated for "cause", or if Optionee terminates services to the Corporation without "good reason", as such terms are defined in the Employment Agreement, the Option shall expire immediately upon such termination. If such services shall terminate for any other reason, the Option may be exercised at any time within three (3) months after such termination (or within one year after death by Optionee's executor or administrator); provided that the Option may not be exercised pursuant to this Paragraph except to the extent that Optionee was entitled to exercise the Option at the time of termination of services or death; and in any event, the Option may not be exercised after the original expiration date of the Option.

        5.    Registration or Exemption.    The Corporation shall not be obligated to issue any Shares if, in the opinion of counsel to the Corporation, the Shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified. The Corporation shall promptly prepare and file a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the issuance of the Shares and shall cause such registration statement to become effective as promptly as practical but in no event later than 180 days following the date hereof and shall cause such registration statement to remain in effect (together with a resale prospectus at all times meeting the requirements of the Act) until all of the Shares have been issued to Optionee or his right to receive any Shares terminates or expires, and, with respect to the resale prospectus, until such registration statement is no longer required for Optionee to publicly offer and sell such Shares.

        6.    Adjustments; Merger or Consolidation.    In applying the provisions of Article X of the Plan to the Option, actions taken or determinations made by the Corporation or the Stock Option Committee shall be taken or made reasonably and in good faith, in accordance with the terms of such Article X, and such actions or determinations shall be made in the same manner as they are made for other executive officers of the Corporation.

        7.    No Rights in Option Stock.    Optionee shall have no rights as a stockholder in respect of Shares as to which the Option shall not have been exercised and payment made as herein provided.

        8.    Subject to Plan; Enforceability.    Except as otherwise provided herein, the Option shall be subject to the provisions of the Plan. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be enforced to the greatest extent deemed to be enforceable.

        9.    Representations of the Corporation.    The Corporation represents and warrants as follows:

          (a)   The entering into and performance of this Agreement by the Corporation has been duly authorized by all necessary corporate action, and this Agreement represents the valid and binding obligation of the Corporation enforceable in accordance with its terms.

          (b)   The Shares have been duly authorized and reserved for issuance in accordance with the terms of this Agreement.

        10.    Governing Law.    This Agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of Illinois applicable to agreements entered into and to be performed entirely therein. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Cook County, Illinois and waives any claims based on forum non-conveniens. In the event any legal proceedings are commenced by the Corporation against the Executive or by the Executive against the Corporation for any actual or threatened violation of this Agreement, the prevailing party in such proceeding shall be entitled to recover from the losing party all costs and expenses of any kind, including reasonable attorneys fees, incurred in connection with such proceedings.

        11.    Withholding.    The Corporation may establish, from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of the Option. Optionee shall pay to the Corporation all such amounts requested by the Corporation to permit the Corporation to take any tax deduction available to it resulting from the exercise of the Option. Optionee shall also comply with any procedures established from time to time by the Corporation to ensure that the Corporation receives prompt notice of the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Corporation any tax deduction resulting from the occurrence of such event.

MIDWAY GAMES INC.
By:	/s/ NEIL D. NICASTRO
Name:	Neil D. Nicastro
Title:	Chief Executive Officer
ACCEPTED AND AGREED TO:
this 6th day of May, 2003.
/s/ DAVID ZUCKER David Zucker

EXHIBIT 1

        Dated:

MIDWAY GAMES INC.
2704 West Roscoe Street
Chicago, IL 60618
Attn: Deborah K. Fulton, Esq.

Ladies and Gentlemen:

        Notice is hereby given of my election to purchase            shares of common stock, par value $.01 per share, of Midway Games Inc. (the "Corporation") under the Midway Games Inc. 2002 Stock Option Plan at a price of                        per share under the provisions of the stock option ("Option") granted to me on May            , 2003.

        Enclosed is my check made payable to Midway Games Inc. in the amount of $                        in payment of the exercise price of the Option and my check in the amount of $                        also made payable to Midway Games Inc. in payment of the tax due on exercise of the Option.

        The following information is supplied for use in issuing and registering the shares purchased:

Number of certificates requested:
Denomination of each certificate:
Full Name:
Name to be printed on each certificate, if different:
Address:
Address of holder, if different:
Social Security Number of holder:
Very truly yours,

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  EXHIBIT 10.3
  EXHIBIT 1